                                                                   Exhibit 10.36
                                                                   -------------

Integrated Measurement Systems, Inc.
Attn: Fred Hall
9525 SW Gemini Drive
Beaverton, OR 97008



Credence Systems Corporation
Attn: Byron W. Milstead
5975 NW Pine Farm Place
Hilisboro, OR 97124



Gentlemen:

     This letter anticipates the closing of Integrated Measurement Systems, Inc.'s (the "Company's") Merger Agreement (the "Merger") with Credence Systems Corporation ("Credence"), and clarifies our common understanding of the effect of that closing and events related to it upon rights under my employment agreement.

     Section 4 of my employment agreement contains provisions that have the effect of accelerating the vesting of my Company options upon a change in control of the Company. Credence, the Company, and I understand those provisions will work as follows:

     1. My employment agreement will continue in force after the transaction closes in all respects except those identified in this letter. I confirm that "Exhibit A" to my employment agreement reads as attached effective as of the date of the Merger, and that except for changes solely related to the title and' reporting relationship changes associated with the Merger (to which I consent), this Exhibit A is unchanged from the benefits and salary in effect following raises determined in the course of IMS' ordinary course focal point review process earlier this spring.

     2. My Company stock options will become Credence options as a result of the Merger. With respect to these transformed options, I will retain all rights in my employment agreement, including rights of acceleration to the extent granted in my employment agreement and on the conditions there described, and Company will owe me performance with respect to those rights and as a result of any such acceleration as outlined in my option agreement, employment agreement, and the Merger Agreement. Any new options I am granted to acquire Credence stock (that is, options that do not result from the transformation of my Company options as a result of the merger), and any Credence restricted stock I am issued under grants unrelated to my existing Company options, will be treated the same as Company options under the employment agreement, except that I agree that any new Credence options will not be subject to Section 4 of my employment agreement (dealing with acceleration upon change in control of the Company).

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          The foregoing provisions represent my understanding of the implications of the Merger upon my Company and Credence options, and upon my employment agreement.

Dated:   8/01/01
       -------------------------------------



                                Very truly yours,


                                /s/ Keith L. Barnes
                                Keith L. Barnes

ACKNOWLEDGED:

INTEGRATED MEASUREMENT SYSTEMS, INC.



By: /s/ Fred Hall
    ------------------------------------------------


Title: Chief Financial Officer
       ---------------------------------------------



CREDENCE SYSTEMS CORPORATION



By: /s/ Byron Milstead
    ------------------------------------------------


Title: Vice President
       ---------------------------------------------

                        Exhibit A to Employment Agreement

                            Compensation Package for
                                 Keith L. Barnes
                                      as of
                                 August 1, 2001

1.   Position:          President of IMS and Executive Vice President of
                        Credence

2.   Annual Salary:     $280,000

3.   Bonus:             $200,000

4.   Severance Period:  24 months

5.   Other Benefits:    $6,000 per year car allowance; $4,000 per year club dues
allowance. If Company reassigns Executive, changes his title, or reduces Executive's compensation without Executive's consent, or directs him to report other than directly to the CEO or Board of Directors actually in charge of the Company (that is, not the board of a wholly-owned or controlled subsidiary) without Executive's consent, Executive may, at the Executive's option, decline to accept the change in title or the new assignment or reduction in salary or indirect reporting, and elect instead to treat the reassignment as effective termination by Company, without cause.


Keith L. Barnes                             Integrated Measurement Systems, Inc.


Sign: /s/ Keith L. Barnes                   By: /s/ Fred Hall
      --------------------------------          --------------------------------

                                            Print: Fred Hall
                                                   -----------------------------

                                            Title: Chief Financial Officer
                                                   -----------------------------